May 11, 2026 Life360 Reports Record Q1 2026 Results Record Quarterly Global Net Additions of 201 thousand Paying Circles, Reaching 3.0 million Total Monthly Active Users Reached Approximately 97.8 million; Up 17% Year-Over-Year Total Revenue Grew 38% Year-Over-Year to $143.1 million Annualized Monthly Revenue Increased 32% Year-Over-Year to $517.9 million Record Q1 Advertising Revenue of $19.7 million. SAN FRANCISCO, California. Life360, Inc. (Life360 or the Company) (NASDAQ: LIF, ASX: 360), the provider of the market leading family safety and connection mobile application, today announced unaudited financial results for the first quarter (Q1’26) ended March 31, 2026. Building on the momentum of prior quarters, the Company achieved record-breaking results across key metrics, including Paying Circles, Global Net Additions, Subscription Revenue, Annualized Monthly Revenue, and Advertising Revenue. "Life360 has become a meaningful part of everyday family life for more than 97 million people who use Life360 to keep their families safe and connected," said Life360 Chief Executive Officer Lauren Antonoff. "The value we deliver to our members powered record-breaking Paying Circle additions in Q1. At the same time, our Life360 Ads platform scaled to become a material part of our business. And with AI, we're moving faster than ever to transform Life360 into the super app that makes everyday family better." "Life360 delivered strong growth and financial performance in Q1’26," said Chief Financial Officer Russell Burke. "Quarterly revenue grew 38% year-over-year to $143.1 million, and our Annualized Monthly Revenue of $517.9 million was up 32% year-over-year. We are disclosing our Advertising Revenue separately for the first time this quarter, which reached $19.7 million in the quarter and was up 329% year-over-year, as the Life360 Advertising Platform took flight following the closing of the Nativo acquisition.” "We ended Q1’26 with $459.0 million in cash, cash equivalents, restricted cash, and short-term investments, a significant increase from $170.4 million a year ago at this time, primarily driven by the net proceeds from our June 2025 convertible notes offering and operating cash flows generated over the last twelve months. In Q1’26 alone, we generated operating cash flows of $17.2 million, up 42% year-over-year. "Looking ahead, we expect revenue growth acceleration into the back half of 2026 driven by both our core subscription business and our advertising platform entering its strongest seasonal window. We will continue to invest in strategic initiatives including international expansion, advertising platform scaling, and product innovation, while remaining committed to balancing growth investment with margin expansion." Q1'26 Financial Highlights • Total Q1'26 revenue of $143.1 million, a YoY increase of 38%, with total subscription revenue of $108.2 million, up 32% YoY and core subscription revenue1 of $103.5 million, up 36% YoY. • Advertising revenue of $19.7 million, up 329% YoY. • Annualized Monthly Revenue (AMR) of $517.9 million, up 32% YoY. • Adjusted EBITDA2 of $17.1 million increased 7% from $15.9 million in Q1'25. • Positive Operating Cash Flow of $17.2 million, up 42% YoY. • Quarter-end cash, cash equivalents, restricted cash and short-term investments of $459.0 million, an increase of $288.6 million from Q1'25. Q1'26 Operating Highlights • Q1'26 global MAU net additions of 1.9 million lifted total MAU to approximately 97.8 million, up 17% YoY. • Q1'26 global Paying Circle net additions totaled 201 thousand. Total Paying Circles grew 27% YoY to 3.0 million. • Average Revenue Per Paying Circle (ARPPC) increased 7% YoY primarily due to a shift in product mix toward higher-priced offerings across select international markets throughout 2025. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

Key Performance Indicators

(in millions, except ARPPC, ARPPS, ASP, and percentages)	Q1 2026	Q1 2025	% YoY
Core[3]			
Monthly Active Users (MAU) - Global[4]	97.8	83.7	17 %
U.S.	51.8	45.3	14 %
International	46.0	38.4	20 %
UK, ANZ, CA	12.5	9.9	26 %
Other International	33.5	28.5	18 %
Paying Circles - Global[5]	3.0	2.4	27 %
U.S.	2.1	1.7	24 %
International	0.9	0.7	32 %
UK, ANZ, CA	0.4	0.3	30 %
Other International	0.5	0.4	34 %
Average Revenue per Paying Circle (ARPPC)[6,7]	$ 143.03	$ 133.42	7 %
Life360 Consolidated			
Subscriptions[8]	3.5	3.0	17 %
Average Revenue per Paying Subscription (ARPPS)[7,9]	$ 127.15	$ 112.98	13 %
Net hardware units shipped[10]	0.4	0.5	(25)%
Average Selling Price (ASP)[11,12]	$ 11.88	$ 16.99	(30)%
Annualized Monthly Revenue (AMR)	$ 517.9	$ 393.0	32 %

- Global MAU increased 17% YoY to approximately 97.8 million, with Q1'26 net additions of 1.9 million. U.S. MAU increased 14% YoY, with Q1'26 net adds of 1.2 million. United Kingdom ("UK"), Australia-New Zealand ("ANZ") and Canada ("CA") MAU increased 26% YoY, with Q1'26 net adds of 0.5 million, while other international MAU increased 18% YoY and saw net adds of 0.2 million.
- Q1'26 global Paying Circle net additions of 201 thousand, bringing total Paying Circles to approximately 3.0 million, up 27% YoY, driven by strong U.S. and international performance. U.S. Paying Circles increased 24% YoY driven by improved conversion metrics. UK, ANZ, and CA Paying Circles increased 30% YoY, with Q1'26 net adds of 29 thousand, while other international Paying Circles increased 34% YoY and saw net adds of 36 thousand.
- Q1'26 global ARPPC increased 7% YoY. U.S. ARPPC increased 5% YoY, primarily due to a shift in product mix toward higher-priced offerings. Q1'26 international ARPPC increased 23% YoY, reflecting price increases across select international markets and a shift in product mix toward higher-priced offerings.
- Q1'26 Net hardware units shipped decreased 25% YoY to approximately 0.4 million units, primarily due to a decrease in online retail sales, as well as the strategic exit of our brick-and-mortar retail channel. The ASP of hardware units shipped decreased 30% YoY primarily due to an increase in discounts offered in connection with the strategic exit of our brick-and-mortar retail channel.
- March 2026 AMR increased 32% YoY, benefitting from continued subscriber growth as well as an increase in other recurring revenue.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

2

Operating Results

Revenue

($ millions)	Three Months Ended March 31, 2026	2025
	(unaudited)	
Subscription revenue	$ 108.2	$ 81.9
U.S. subscription revenue	*88.9*	*69.6*
International subscription revenue	*19.3*	*12.2*
Hardware revenue	4.5	8.9
Advertising revenue[13]	19.7	4.6
Other revenue	10.7	8.3
Total revenue	$ 143.1	$ 103.6

- Q1'26 total subscription revenue increased 32% YoY to $108.2 million, primarily driven by 27% growth in Paying Circles and a 7% uplift in ARPPC.
- Q1'26 hardware revenue decreased 49% YoY to $4.5 million, primarily driven by a 25% decrease in net hardware units shipped and an increase in discounts and returns largely related to the strategic exit of our brick-and-mortar retail channel.
- Q1'26 advertising revenue increased 329% YoY to $19.7 million, primarily driven by growth in managed advertising revenue[14] following the acquisition of Nativo.
- Q1'26 other revenue increased 30% YoY to $10.7 million due to higher data revenue from increased data volumes resulting from user growth as well as an increase in partnership revenue.

Core Subscription Revenue

- Core subscription revenue represents GAAP subscription revenue from the Life360 mobile application and excludes subscription revenue from non-core offerings, including hardware-related subscriptions, for the reported period. Core subscription revenue represents revenue derived from, and the overall success of, our core product offering. Q1'26 core subscription revenue increased 36% YoY primarily driven by a 27% YoY increase in Paying Circles and a 7% higher ARPPC.[15]

($ millions)	Three Months Ended March 31, 2026	2025
	(unaudited)	
Subscription revenue	$ 108.2	$ 81.9
Non-Core subscription revenue	(4.7)	(5.7)
Core subscription revenue[16]	$ 103.5	$ 76.2

Gross Profit

($ millions, except percentages)	Three Months Ended March 31, 2026	2025
	(unaudited)	
Gross Profit	$ 110.6	$ 83.5
Gross Margin	*77 %*	*81 %*
Gross Margin (Subscription Only)	*87 %*	*88 %*

- Q1'26 gross margin decreased to 77% from 81% in the prior year, primarily due to the inclusion of a broader range of advertising products with different margins following the acquisition of Nativo and an increase in hardware discounts and returns largely attributable to the strategic exit of the brick-and-mortar retail channel.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

3

Operating Expenses

	Three Months Ended March 31,	
	2026	2025
($ millions)	*(unaudited)*	
Research and development	$ 39.3	$ 30.4
Sales and marketing	57.0	35.3
General and administrative	22.3	15.6
Total operating expenses	**$ 118.6**	**$ 81.4**
Total operating expenses as % of revenue	*83 %*	*79 %*

- Q1'26 operating expenses increased 46% YoY, primarily reflecting higher personnel-related costs due to Company growth and the acquisition of Nativo, as well as increased growth media spend. As a result, operating expenses as a percentage of revenue increased to 83% from 79%.
- Q1'26 research and development costs increased 29% YoY, primarily driven by higher personnel-related and technology costs due to Company growth and the acquisition of Nativo.
- Q1'26 sales and marketing costs increased 62% YoY, primarily driven by a strategic increase in growth media spend to support new initiatives, higher app store commissions (commissions paid to our channel partners), which represent over one-third of total sales and marketing expense and increased in line with subscription revenue growth, and an increase in sales force personnel-related and other costs in connection with the acquisition of Nativo.
- Q1'26 general and administrative expenses increased 43% YoY, primarily driven by higher personnel-related costs attributable to Company growth, warehouse relocation costs, and Nativo integration costs.

Cash Flow

	Three Months Ended March 31,	
	2026	2025
($ millions)	*(unaudited)*	
Net cash provided by operating activities	$ 17.2	$ 12.1
Net cash used in investing activities	(163.6)	(4.3)
Net cash provided by financing activities	3.4	2.2
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(143.0)	9.9
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 352.9**	**$ 170.4**

- Life360 ended Q1'26 with cash, cash equivalents and restricted cash of $352.9 million, a decrease of $143.0 million from Q4'25, reflecting cash used for the acquisition of Nativo and the purchase of short-term investments.
- Q1'26 operating cash flow was $17.2 million. This was offset by $163.6 million used in investing activities primarily related to purchases of short-term investments and the acquisition of Nativo. Financing activities provided an additional $3.4 million primarily from the monetization of tariff refund claims and the exercise of stock options.
- Q1'26 net cash provided by operating activities of $17.2 million was higher than Adjusted EBITDA of $17.1 million primarily due to the timing of receipts and payables. See the Adjusted EBITDA section below for the definition and reconciliation of Adjusted EBITDA.
- Cash, cash equivalents and restricted cash increased $182.5 million YoY. The increase was primarily driven by net proceeds from the issuance of the June 2025 convertible notes and cumulative positive operating cash flow. This was primarily offset by $106.4 million in purchases of short-term investments and $55.6 million of net cash paid for the acquisition of Nativo.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

Adjusted EBITDA

To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Non-GAAP financial measures include adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income, excluding (i) loss on change in fair value of investment, (ii) benefit from income taxes, (iii) depreciation and amortization, (iv) interest income, (v) other income (expense), net, (vi) acquisition-related transaction and integration costs, (vii) stock-based compensation, (viii) channel restructuring costs, and (ix) warehouse relocation costs. These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended March 31,	
	2026	**2025**
($ thousands, except percentages)		
Net income	$ 2,779	$ 4,378
Net income margin	*2 %*	*4 %*
Add (deduct):		
Loss on change in fair value of investment[17]	3,850	—
Benefit from income taxes	(11,684)	(214)
Depreciation and amortization[18]	5,422	2,862
Interest income	(3,816)	(1,784)
Other income (expense), net	793	(191)
Acquisition-related transaction and integration costs[19]	1,115	993
Stock-based compensation	16,255	9,889
Channel restructuring costs[20]	1,779	—
Warehouse relocation costs[21]	606	—
Adjusted EBITDA	$ 17,099	$ 15,933
Adjusted EBITDA margin	*12 %*	*15 %*

- Q1'26 delivered Adjusted EBITDA of $17.1 million, up 7% from $15.9 million in Q1'25, driven by continued strong subscription and advertising revenue growth.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

Earnings Guidance22 For FY’26, Life360 expects to deliver: • MAU growth of 17% to 20%, weighted toward the second half of the year; • Consolidated revenue of $650 million to $685 million (YoY growth of 33% to 40%), increased from the previous range of $640 million to $680 million comprised of: ◦ Subscription revenue of $470 million to $475 million increased from $460 million to $470 million; ◦ Hardware revenue of $40 million to $50 million (unchanged); ◦ Advertising revenue of $98 million to $115 million (unchanged); ◦ Other revenue of $42 million to $45 million (unchanged); • Adjusted EBITDA2 of $130 million to $140 million, increased from the previous range of $128 million to $138 million, which represents a margin of approximately 20%. As previously disclosed, due to timing of investments to support our growth, and typical seasonality, we anticipate Adjusted EBITDA to be lightly weighted in the first half of 2026, and heavily weighted in the second half of 2026. Investor Conference Call A conference call will be held today as follows: US PDT: Monday 11 May 2026 at 3 p.m. US EDT: Monday 11 May 2026 at 6 p.m. AEDT: Tuesday 12 May 2026 at 8 a.m. The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 900 6833 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 944 3637 1045 A replay will be available after the call at https://investors.life360.com. Authorization Lauren Antonoff, Director and Chief Executive Officer of Life360, authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and hardware tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 97.8 million monthly active users (MAU), as of March 31, 2026, across more than 180 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 6

Contacts For U.S. investor inquiries: For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno rjones@life360.com press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue, ability to create new revenue streams, and margin expansion; the resiliency of Life360’s core subscription business; the ability of Life360 to adapt to and mitigate the impact of macroeconomic considerations including tariffs and trade barriers; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; Adjusted EBITDA, and operating cash flow; expectations regarding MAU and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of price increases and expansion of product offerings in the UK, Australia and New Zealand on future results of operations; its expectations of growth in its data business; its expectation of a new enterprise revenue stream and enhanced location capabilities of its hardware devices; its focus on developing a GPS lineup, built on Jiobit technology, the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward- looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2026. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Condensed Consolidated Statements of Operations and Comprehensive Income (Dollars in U.S. $, in thousands, except share and per share data) (unaudited) Three Months Ended March 31, 2026 2025 Subscription revenue $ 108,194 $ 81,874 Hardware revenue 4,526 8,907 Advertising revenue 19,661 4,584 Other revenue 10,742 8,259 Total revenue 143,123 103,624 Cost of subscription revenue 14,504 10,141 Cost of hardware revenue 8,624 8,597 Cost of advertising revenue 7,935 262 Cost of other revenue 1,497 1,075 Total cost of revenue 32,560 20,075 Gross profit 110,563 83,549 Operating expenses: Research and development 39,272 30,403 Sales and marketing 57,024 35,308 General and administrative 22,345 15,649 Total operating expenses 118,641 81,360 Income (loss) from operations (8,078) 2,189 Other income (expense): Loss on change in fair value of investment (3,850) — Interest income 3,816 1,784 Other income (expense), net (793) 191 Total other income (expense), net (827) 1,975 Income (loss) before income taxes (8,905) 4,164 Benefit from income taxes (11,684) (214) Net income $ 2,779 $ 4,378 Net income per share, basic $ 0.03 $ 0.06 Net income per share, diluted $ 0.03 $ 0.05 Weighted-average shares used in computing net income per share, basic 80,148,997 75,699,493 Weighted-average shares used in computing net income per share, diluted 85,677,079 83,445,337 Comprehensive income Net income $ 2,779 $ 4,378 Change in foreign currency translation adjustment (30) 1 Unrealized gain on short-term investments, net of tax 57 — Total comprehensive income $ 2,806 $ 4,379 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 8

Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) March 31, 2026 December 31, 2025 Assets Current Assets: Cash and cash equivalents $ 351,191 $ 494,261 Short-term investments 106,104 — Accounts receivable, net 94,975 80,715 Inventory 15,142 9,867 Costs capitalized to obtain contracts, net 1,179 1,211 Prepaid expenses and other current assets 21,426 20,050 Total current assets 590,017 606,104 Restricted cash, noncurrent 1,670 1,567 Property and equipment, net 2,885 3,019 Costs capitalized to obtain contracts, noncurrent 844 869 Prepaid expenses and other assets, noncurrent 44,928 48,480 Operating lease right-of-use asset 246 335 Intangible assets, net 81,636 38,277 Goodwill 173,609 134,619 Deferred tax assets, net 145,039 126,418 Total Assets $ 1,040,874 $ 959,688 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 21,969 8,411 Accrued expenses and other current liabilities 39,673 42,002 Deferred revenue, current 48,197 46,377 Total current liabilities 109,839 96,790 Convertible notes, net, noncurrent 310,930 310,386 Deferred revenue, noncurrent 3,734 4,330 Other liabilities, noncurrent 18,741 — Total Liabilities $ 443,244 $ 411,506 Stockholders’ Equity Common stock 81 79 Additional paid-in capital 733,561 686,921 Accumulated deficit (136,087) (138,866) Accumulated other comprehensive income 75 48 Total stockholders’ equity 597,630 548,182 Total Liabilities and Stockholders’ Equity $ 1,040,874 $ 959,688 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 9

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Three Months Ended March 31, 2026 2025 Cash Flows from Operating Activities: Net income $ 2,779 $ 4,378 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 5,422 2,862 Amortization of costs capitalized to obtain contracts 360 283 Amortization of operating lease right-of-use asset 90 84 Stock-based compensation expense, net of amounts capitalized 16,255 9,889 Non-cash interest expense, net 715 — Loss on change in fair value of investment 3,850 — Non-cash revenue from long-term investments (269) (367) Deferred income taxes (11,944) — Provision for credit losses 112 339 Changes in operating assets and liabilities, net of acquisition: Accounts receivable, net 16,650 5,648 Prepaid expenses and other assets 448 (4,238) Inventory (5,275) (1,514) Costs capitalized to obtain contracts, net (302) (314) Accounts payable (5,857) (139) Accrued expenses and other current liabilities (7,258) (6,526) Deferred revenue 1,433 1,771 Other liabilities, noncurrent — (96) Net cash provided by operating activities 17,209 12,060 Cash Flows from Investing Activities: Cash paid for acquisitions, net of cash acquired (55,590) (2,825) Internally developed software (1,592) (1,398) Purchase of property and equipment — (124) Purchase of short-term investments (106,407) — Net cash used in investing activities (163,589) (4,347) Cash Flows from Financing Activities: Indemnity escrow payment in connection with the acquisition of Fantix, Inc. (675) — Proceeds from monetization of tariff refund claims 2,256 — Proceeds related to tax withholdings on restricted stock settlements and the exercise of stock options and warrants 12,161 12,770 Taxes paid related to net settlement of equity awards (10,329) (10,587) Net cash provided by financing activities 3,413 2,183 Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash (142,967) 9,896 Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 495,828 160,459 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 352,861 $ 170,355 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Supplementary and Non-GAAP Financial Information We report our financial results in accordance with GAAP, however, management believes that certain non- GAAP financial measures, such as Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income, and our other GAAP results. Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock- based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, warehouse relocation costs, channel restructuring costs, and acquisition-related transaction and integration costs. A reconciliation of GAAP financial information to Non-GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 11

GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation23 Three Months Ended March 31, 2026 2025 (in millions) Cost of subscription revenue, GAAP $ 14.5 $ 10.1 Less: Depreciation and amortization, GAAP (1.0) (0.8) Less: Stock-based compensation, GAAP (0.5) (0.2) Total cost of subscription revenue, Non-GAAP $ 13.1 $ 9.2 Cost of hardware revenue, GAAP $ 8.6 $ 8.6 Less: Depreciation and amortization, GAAP (1.1) (1.0) Less: Stock-based compensation, GAAP (0.3) (0.2) Less: Other, GAAP 0.2 — Total cost of hardware revenue, Non-GAAP $ 7.5 $ 7.4 Cost of advertising revenue, GAAP $ 7.9 $ 0.3 Less: Depreciation and amortization, GAAP (0.5) (0.1) Less: Stock-based compensation, GAAP (0.1) — Total cost of advertising revenue, Non-GAAP $ 7.3 $ 0.2 Cost of other revenue, GAAP $ 1.5 $ 1.1 Total cost of other revenue, Non-GAAP $ 1.5 $ 1.1 Cost of revenue, GAAP $ 32.6 $ 20.1 Less: Depreciation and amortization, GAAP (2.6) (1.8) Less: Stock-based compensation, GAAP (0.9) (0.4) Less: Other, GAAP 0.2 — Total cost of revenue, Non-GAAP $ 29.3 $ 17.9 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 12

GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation23 Three Months Ended March 31, 2026 2025 (in millions) Research and development expense, GAAP $ 39.3 $ 30.4 Less: Stock-based compensation, GAAP (7.8) (5.7) Less: Other, GAAP (0.1) (0.7) Total Research and development, Non-GAAP $ 31.3 $ 23.9 Sales and marketing expense, GAAP $ 57.0 $ 35.3 Less: Depreciation and amortization, GAAP (2.8) (1.1) Less: Stock-based compensation, GAAP (2.0) (1.3) Less: Other, GAAP (1.0) — Total Sales and marketing expense, Non-GAAP $ 51.1 $ 32.9 General and administrative expense, GAAP $ 22.3 $ 15.6 Less: Stock-based compensation, GAAP (5.5) (2.5) Less: Other, GAAP (1.1) (0.3) Total General and administrative expense, Non-GAAP $ 15.8 $ 12.9 Total Operating expenses, GAAP $ 118.6 81.4 Less: Depreciation and amortization, GAAP (2.8) (1.1) Less: Stock-based compensation, GAAP (15.4) (9.5) Less: Other, GAAP (2.2) (1.0) Total Operating expenses, Non-GAAP $ 98.3 $ 69.8 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 13

Footnotes 1 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the “Core subscription revenue” section. 2 Adjusted EBITDA is a Non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income to Adjusted EBITDA, refer to the “Adjusted EBITDA” and “Supplementary and Non-GAAP Financial Information” sections. 3 Core metrics relate solely to the Life360 mobile application. 4 MAU is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup. 5 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period. 6 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period. 7 Excludes revenue related to bundled Life360 subscription and hardware offerings of immaterial amounts for the three months ended March 31, 2026 and $(0.4) million for the three months ended March 31, 2025, respectively. 8 Subscriptions are defined as the number of paying subscribers associated with the Life360 and Tile brands who have been billed as of the end of the period. 9 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360 and Tile subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period. 10 Net hardware units shipped represent the number of hardware tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and direct consumers. 11 Excludes revenue related to bundled Life360 subscription and hardware offerings of immaterial amounts for the three months ended March 31, 2026 and $0.4 million for the three months ended March 31, 2025, respectively. 12 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period. 13 Advertising revenue was $5.3 million, $7.3 million, and $13.9 million for the three months ended June 30, 2025, September 30, 2025, and December 31, 2025, respectively. 14 Managed advertising revenue represents revenue generated from direct sales of advertising inventory to advertisers and agencies where the Company provides campaign management and optimization services. Refer to the Q1 2026 10-Q for additional information regarding advertising revenue. 15 Refer to the ‘Key Performance Indicators’ section for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented. 16 Beginning with the second quarter of 2024, the definition of Core subscription revenue was updated and calculated in accordance with GAAP. 17 Relates to the changes in fair value of the Convertible Note Investment. Refer to the Q1 2026 10-Q for the definition and additional information on the Convertible Note Investment. 18 Includes depreciation on fixed assets and amortization of intangible assets. 19 Relates to costs incurred in connection with the acquisition of Nativo, Inc. and the asset acquisition of Fantix, Inc., including one-time bonus payments. 20 Relates to non-recurring costs incurred in connection with the strategic exit of the brick-and-mortar retail channel. 21 Relates to non-recurring warehouse relocation costs associated with the move of certain hardware manufacturing operations. 22 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs and fair value adjustments. These items may be material to our results calculated in accordance with GAAP. 23 For the definitions of Non-GAAP cost of revenue and Non-GAAP operating expenses, refer to the "Supplementary and Non-GAAP Financial Information" section. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 14